Exhibit 10.1.2


                                   LMIC, INC.
                            6435 Virginia Manor Road
                              Beltsville, MD 20705



                                                                   March 8, 2004

Omicron Master Trust, Ltd.
c/o Omicron Capital L.P.
810 Seventh Avenue, 38th Floor
New York, New York 10019

            Re:  Consent to New Financing

Ladies & Gentlemen:

            LMIC, Inc. (the "Company") intends to engage in a series of financing transactions (the "New Financing") in which it will issue up to 3.34 million shares of common stock for a purchase price of not less than $1.50 per share and warrants for up to 3.34 million share of common stock at an exercise price of not less than $1.50 per share subject to customary anti-dilution protection, with a price per warrant of not less than $0.02. In connection with the New Financing, the Company is requesting certain consents, waivers and amendments from Omicron Master Trust, Ltd. ("Omicron") under the following documents (the "Omicron Documents") as more fully set forth in this letter:

      o Securities Purchase Agreement, dated March 8, 2004, between the Company and Omicron (the "Securities Purchase Agreement");

      o Convertible Debenture of the Company, dated March 8, 2004, in favor of Omicron (the "Debenture");

      o Common Stock Purchase Warrant of the Company, dated March 8, 2004, in favor of Omicron (the "Warrant"); and

      o Registration Rights Agreement, dated March 8, 2004, between the Company and Omicron (the "Registration Rights Agreement");

            In consideration of the improvement in the Company's credit that will result from the New Financing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Laurus and the Company agree as follows:

            1.    Consent. Omicron hereby consents to the New Financing.

            2. Anti-Dilution. Notwithstanding anything to the contrary contained in the Omicron Documents (including Section 4(c)(ii) of the Debenture and Section 11(c)(i) of the Warrant), the New Financing shall not be deemed

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Omicron Master Fund, Ltd.                                          March 8, 2004
Page 2


                  to be a "Dilutive Issuance" (as defined in the Debenture and the Warrant), and no adjustment shall be made to the Set Price (as defined in the Debenture) or in the Exercise Price (as defined in the Warrant) as a result of the New Financing.

            3. Registration Rights. Omicron hereby consents to the inclusion in the Registration Statement (as defined in the Registration Rights Agreement) of the shares to be issued in connection with the New Financing (including the shares issuable upon exercise of the warrants).

            4. Preemptive and Subscription Rights. Omicron hereby waives any and all preemptive rights, subscription rights, rights of first offer or first refusal in connection with a sale of securities, and similar rights (collectively, "Preemptive Rights") in connection with the New Financing.

            5. Amendment. Section 4.13(a) of the Securities Purchase Agreement is hereby amended and restated in its entirety to read as follow: "the greater of (i) the portion of the Subsequent Financing not subscribed for by the purchasers in the Vertical Ventures Financing (as defined below) or the New Financing pursuant to the preemptive rights granted to them in connection with the Vertical Ventures Financing or the New Financing and (ii) a percentage of the Subsequent Financing equal to (A) the aggregate principal amount of all Debentures converted prior to the date of the Subsequent Financing ("Converted Principal Amount"), divided by (B) the sum of (I) the Converted Principal Amount and (II) the aggregate purchase price paid for all of the units in the Vertical Ventures Financing and the New Financing and".

            Omicron represents and warrants that it has not transferred or assigned any of its rights under the Omicron Documents.

                  [Remainder of page intentionally left blank.]

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Omicron Master Fund, Ltd.                                          March 8, 2004
Page 3


            If this letter meets with your approval please sign where indicated below and return a copy of the signed document to me.

                                                          Sincerely,

                                                          LMIC, INC.


                                                          By: __________________
                                                          Name: Luis P. Negrete
                                                          Title: President & CEO

Accepted and Agreed
this __ day of March, 2004

OMICRON MASTER FUND, LTD.


By:  __________________________
     Name:
     Title: